UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2010

SRS LABS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-21123	33-0714264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2909 Daimler Street Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 442-1070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement; and

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 12, 2010, SRS Labs, Inc. (the “Company”) entered into a Revolving Credit Agreement (collectively with the Revolving Credit Note and related documents, the “Loan Documents”) with U.S. Bank N.A. (the “Bank”).  The Loan Documents provide the Company with a $5.0 million revolving line of credit, which is available until June 30, 2011, to be used for working capital purposes.

Interest on borrowed amounts under the revolving line of credit is payable monthly, beginning August 1, 2010, at one of the following rates selected by the Company (and upon notice to the Bank as required by the Loan Documents):  (i) the prime rate announced by the Bank from time to time minus 1.00% or (ii) 2.00% plus the 1, 2, 3, 6 or 12 month LIBOR rate quoted by the Bank from Reuters Screen LIBIOR01Page or any successor thereto.  In addition, the Company is obligated to pay an unused line fee of 0.25% per annum, payable quarterly in arrears, applied to the unused portion of the revolving line of credit.

In the event of a default, which includes a failure to make payments required under the Loan Documents, a material misrepresentation or a material adverse change in the business, properties or financial condition of the Company, the Bank may, among other things, declare all obligations immediately due and payable, stop advancing money or extending credit, and increase the interest rate to a rate of 5% per annum plus the interest rate otherwise payable under the Loan Documents.  The Bank may also place a hold on any accounts maintained by the Company with the Bank and will have a right of set off against any depository accounts balances, cash and other property of the Company held by the Bank.

The foregoing description of the Loan Documents does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Documents, which are filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
10.1	Revolving Credit Agreement, and related documents and agreements, by and between SRS Labs, Inc. and U.S. Bank N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRS LABS, INC., a Delaware corporation

Dated: August 18, 2010	By:	/S/ ULRICH GOTTSCHLING
Ulrich Gottschling Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Revolving Credit Agreement, and related documents and agreements, by and between SRS Labs, Inc. and U.S. Bank N.A.